Exhibit (i)

Stradley Ronon Stevens & Young, LLP

1250 Connecticut Avenue, N.W., Suite 500

Washington, DC 20036

Telephone 202.822.9611

Fax 202.822.0140

www.stradley.com

Eric S. Purple

202.507.5154

epurple@stradley.com

December 27, 2016

ARK ETF Trust

c/o ARK Investment Management LLC

155 West 19th Street, Fifth Floor

New York, NY 10011

Ladies and Gentlemen:

We have acted as counsel to ARK ETF Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 9 (the “Post-Effective Amendment”) to the Trust's registration statement on Form N-1A (File Nos. 333-191019; 811-22883) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about December 27, 2016, registering an indefinite number of shares of beneficial interest in the series of the Trust listed on Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)          the prospectuses and statements of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;

(ii)          the declaration of trust and bylaws of the Trust in effect on the date of this opinion letter;

(iii)          the resolutions adopted by the trustees of the Trust relating to the establishment and designation of the Funds and the Shares of each series, and the authorization for issuance and sale of the Shares; and

(iv)          the exemptive order applicable to the Trust issued by the Commission under the Investment Company Act permitting the Trust to operate as an exchange-traded fund (the “Exemptive Order”).

A Pennsylvania Limited Liability Partnership

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have also assumed compliance by the applicants with each of the conditions contained in the applications, as amended, for the Exemptive Order. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

On the basis of the foregoing, it is our opinion that, when issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Schedule A

The 3D Printing ETF

ARK Israel Innovative Technology ETF